As filed with the Securities and Exchange Commission on January 2, 2026

Registration Nos. 333-256210
333-255467
333-238751
333-227367
333-188254
333-187465
333-187464
333-174264
333-174265
333-143035
333-132973
333-132739
333-116259
333-97477
333-89278
333-30937
33-60475
33-60473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-256210
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-255467
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-238751
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-227367
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-188254
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-187465
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-187464
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-174264
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-174265
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-143035
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-132973
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-132739
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-116259
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-97477
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-89278
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  333-30937
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  33-60475
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No.  33-60473

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNOVUS FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Georgia	58-1134883
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3400 Overton Park Drive, Atlanta, GA  30339
(Address of principal executive offices, including zip code)

(706) 641-6500
(Registrant’s telephone number, including area code)

Synovus Financial Corp. 2021 Director Stock Purchase Plan
Synovus Financial Corp. 2021 Employee Stock Purchase Plan
Synovus Financial Corp. 2021 Omnibus Plan
Synovus Financial Corp. 2011 Employee Stock Purchase Plan
Synovus Financial Corp. 2011 Director Stock Purchase Plan, as amended
Bond Street Holdings, LLC 2009 Option Plan
Bond Street Holdings, Inc. 2013 Stock Incentive Plan
FCB Financial Holdings, Inc. 2016 Stock Incentive Plan
Synovus Financial Corp. 2013 Omnibus Plan
Synovus Financial Corp. 2007 Omnibus Plan
Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement
and Plan of Merger between Synovus Financial Corp. and Banking Corporation of Florida
Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement
and Plan of Merger between Synovus Financial Corp. and Riverside Bancshares, Inc.
Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement
and Plan of Share Exchange between Synovus Financial Corp. and Trust One Bank
Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement
and Plan of Merger between Synovus Financial Corp. and Community Financial Group, Inc.
Synovus Financial Corp. 2002 Long-Term Incentive Plan
Synovus Financial Corp. 1996 Employee Long-Term Incentive Plan
Synovus Financial Corp. Director Stock Purchase Plan
Synovus Financial Corp. Employee Stock Purchase Plan
(Full title of Plan)

Mary Maurice Young
Deputy General Counsel and Corporate Secretary
Pinnacle Financial Partners, Inc.
3400 Overton Park Drive
Atlanta, GA  30339
(706) 641-6500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to each of the following registration statements on Form S-8 (collectively, the “Registration Statements”) is being filed by Synovus Financial Corp. (“Synovus”) to terminate all offerings under the Registration Statements and to deregister any and all shares of Synovus common stock, par value $1.00 per share (the “Shares”), together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder:

1.
Registration Statement on Form S-8, File No. 333-256210, filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2021, registering the offer and sale of 5,000,000 Shares under the Synovus Financial Corp. 2021 Employee Stock Purchase Plan and 1,000,000 Shares under the Synovus Financial Corp. 2021 Director Stock Purchase Plan;

2.
Registration Statement on Form S-8, File No. 333-255467, filed with the Commission on April 23, 2021, registering the offer and sale of 7,633,339 Shares under the Synovus Financial Corp. 2021 Omnibus Plan;

3.
Registration Statement on Form S-8, File No. 333-238751, filed with the Commission on May 28, 2020, registering the offer and sale of 1,000,000 Shares under the Synovus Financial Corp. 2011 Employee Stock Purchase Plan and 300,000 Shares under the Synovus Financial Corp. 2011 Director Stock Purchase Plan, as amended;

4.
Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, File No. 333-227367 (filed with the Commission on September 14, 2018 and amended on October 25, 2018), filed with the Commission on January 2, 2019, registering the offer and sale of 3,366,762 Shares under the Bond Street Holdings, LLC 2009 Option Plan, Bond Street Holdings, Inc. 2013 Stock Incentive Plan and FCB Financial Holdings, Inc. 2016 Stock Incentive Plan;

5.
Registration Statement on Form S-8, File No. 333-188254, filed with the Commission on April 30, 2013, registering the offer and sale of 88,500,000 Shares under the Synovus Financial Corp. 2013 Omnibus Plan;

6.
Registration Statement on Form S-8, File No. 333-187465, filed with the Commission on March 22, 2013, registering the offer and sale of 2,500,000 Shares under the Synovus Financial Corp. 2011 Director Stock Purchase Plan;

7.
Registration Statement on Form S-8, File No. 333-187464, filed with the Commission on March 22, 2013, registering the offer and sale of 10,000,000 Shares under the Synovus Financial Corp. 2011 Employee Stock Purchase Plan;

8.
Registration Statement on Form S-8, File No. 333-174265, filed with the Commission on May 17, 2011, registering the offer and sale of 10,000,000 Shares under the Synovus Financial Corp. 2011 Employee Stock Purchase Plan;

9.
Registration Statement on Form S-8, File No. 333-174264, filed with the Commission on May 17, 2011, registering the offer and sale of 2,500,000 Shares under the Synovus Financial Corp. 2011 Director Stock Purchase Plan;

10.
Registration Statement on Form S-8, File No. 333-143035, filed with the Commission on May 17, 2007, registering the offer and sale of 18,000,000 Shares under the Synovus Financial Corp. 2007 Omnibus Plan;

11.
Registration Statement on Form S-8, File No. 333-132973, filed with the Commission on April 4, 2006, registering the offer and sale of 269,520 Shares under the Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement and Plan of Merger between Synovus Financial Corp. and Banking Corporation of Florida;

12.
Registration Statement on Form S-8, File No. 333-132739, filed with the Commission on March 27, 2006, registering the offer and sale of 608,054 Shares under the Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement and Plan of Merger between Synovus Financial Corp. and Riverside Bancshares, Inc.;

13.
Registration Statement on Form S-8, File No. 333-116259, filed with the Commission on June 8, 2004, registering the offer and sale of 179,630 Shares under the Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement and Plan of Share Exchange between Synovus Financial Corp. and Trust One Bank;

14.
Registration Statement on Form S-8, File No. 333-97477, filed with the Commission on August 1, 2002, registering the offer and sale of 356,076 Shares under the Option Plan for Conversion of Stock Options Assumed Pursuant to the Agreement and Plan of Merger between Synovus Financial Corp. and Community Financial Group, Inc.;

15.
Registration Statement on Form S-8, File No. 333-89278, filed with the Commission on May 29, 2002, registering the offer and sale of 14,000,000 Shares under the Synovus Financial Corp. 2002 Long-Term Incentive Plan;

16.
Registration Statement on Form S-8, File No. 333-30937, filed with the Commission on July 9, 1997, registering the offer and sale of 6,000,000 Shares under the Synovus Financial Corp. 1996 Employee Long-Term Incentive Plan;

17.
Registration Statement on Form S-8, File No. 33-60475, filed with the Commission on June 22, 1995, registering the offer and sale of 1,000,000 Shares under the Synovus Financial Corp. Director Stock Purchase Plan; and

18.
Registration Statement on Form S-8, File No. 33-60473, filed with the Commission on June 22, 1995, registering the offer and sale of 2,000,000 Shares under the Synovus Financial Corp. Employee Stock Purchase Plan.

On January 1, 2026, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2025 (the “Merger Agreement”), by and among Synovus, Pinnacle Financial Partners, Inc. (“Legacy Pinnacle”) and Pinnacle Financial Partners, Inc. (f/k/a Steel Newco Inc.) (“New Pinnacle”), Synovus and Legacy Pinnacle each simultaneously merged with and into New Pinnacle (such mergers, the “Merger”), with New Pinnacle continuing as the surviving entity in the Merger.

In connection with the Merger, Synovus has terminated all offerings of Synovus’ securities pursuant to the Registration Statements. In accordance with the undertakings made by Synovus in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment to each of the Registration Statements hereby removes from registration all of such securities registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 2nd day of January, 2026.

PINNACLE FINANCIAL PARTNERS, INC. (f/k/a STEEL NEWCO INC.)

as successor by merger to Synovus Financial Corp.

By:	/s/ Allan E. Kamensky
Name:	Allan E. Kamensky
Title:	Executive Vice President and Chief Legal Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.